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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Post Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-08519) and related Prospectus of WellPoint Health Networks Inc. and to the incorporation by reference therein of our report dated May 12, 1997, with respect to the combined financial statements of The Group Benefits Operations of John Hancock Mutual Life Insurance Company and subsidiaries included in Amendment No. 1 on Form 8-K/A to WellPoint Health Networks Inc.'s Current
Report on Form 8-K dated March 1, 1997, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        --------------------------------
                                        ERNST & YOUNG LLP

Boston, Massachusetts
August 1, 1997